Exhibit 23.3

FORREST A. GARB & ASSOCIATES, INC.

International Petroleum Consultants

5310 Harvest Hill Road, Suite 160

Dallas, Texas 75230-5805

Tel: 972.788.1110      Fax: 972.991.3160

CONSENT OF INDEPENDENT PETROLEUM EXPERTS

        Forrest A. Garb & Associates, Inc., petroleum consultants, hereby consent to the incorporation by reference in any registration statement or other document filed with the Securities and Exchange Commission by Seitel, Inc., our reserve report dated January 1, 2003, and to all references to our firm included therein.

Forrest A. Garb & Associates, Inc.
By:	/s/ William D. Harris, III

Name:	William D. Harris, III
Title:	Chief Executive Officer

Dallas, Texas

March 27, 2003